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           CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION

                                      OF

                          POLAND COMMUNICATIONS, INC.

            (under section 805 of the Business Corporation Law)



IT IS HEREBY CERTIFIED THAT:

FIRST: The name of the corporation is Poland Communications, Inc. (hereinafter the "Corporation"). The name under which the Corporation was formed is Servus Management Corporation of New York.

SECOND: The original Certificate of Incorporation was filed by the Department of State on August 27, 1982.

THIRD: The following amended Certificate modifies Article VII of the Corporation's Restated Certificate of Incorporation, dated March 25, 1996, and filed by the Department of State on March 27, 1996, as modified by the amended Certificate dated October 18, 1996, which Certificate was filed with the Department of State on October 23, 1996, and the amended Certificate dated May 12, 1997, which Certificate was filed with the Department of State on May 15, 1997 (collectively hereinafter the "Certificate of Incorporation"). This Certificate amends Article VII so that the number of directors constituting the Board of Directors is increased from five (5) to seven (7). The full text of the provision to be substituted is set forth in Article
         Fifth of this Certificate of Amendment.

FOURTH: The amendment of the Certificate of Incorporation herein provided for was authorized by the unanimous written consent of the Board of Directors of the Corporation and by the unanimous written consent of holders of one hundred percent (100%) of the outstanding shares entitled to vote thereon, all in accordance with Sections 803 and 804 of the Business Corporation Law.

FIFTH: Article VII of the Certificate of Incorporation is hereby amended to read as follows:


                   The Board of Directors of the Corporation shall consist of seven (7) directors, unless a different number shall be established by amendment to this Certificate of Incorporation.







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   IN WITNESS WHEREOF, we have subscribed this Certificate of Amendment as of the 31st day of December 1997, and do hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by us and are true and correct.



                             /s/         David Chase
                             ----------------------------------
                             David Chase, Chairman of the Board of Directors, Poland Communications, Inc.



                              /s/      Cheryl Anne Chase
                              ---------------------------------
                              Cheryl Anne Chase, Secretary, Poland
                              Communications, Inc.



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